Exhibit 99.1

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

Rob Meyne

(702) 792-7353

robmeyne@boydgaming.com

BOYD GAMING REPORTS THIRD QUARTER RESULTS

LAS VEGAS – OCTOBER 27, 2009 – Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the third quarter ended September 30, 2009.

For the quarter, we reported net income of $6.3 million, or $0.07 per share, compared to net income of $8.7 million, or $0.10 per share, in the same period last year. Adjusted Earnings(1) for the third quarter 2009 were $8.0 million, or $0.09 per share, compared to $14.0 million, or $0.16 per share, for the same period in 2008.

Certain pre-tax items resulted in a net increase in Adjusted Earnings of $1.3 million ($1.7 million, net of tax, or $0.02 per share) during the third quarter 2009, including a $13.5 million noncash, pre-tax impairment charge related to our joint venture with Morgans Hotel Group at Echelon, offset by a $14.4 million gain related to our share of an insurance settlement associated with the fire at The Water Club construction site in 2007. By comparison, the third quarter 2008 included certain pre-tax items that had a net effect of increasing Adjusted Earnings by $9.0 million ($5.3 million, net of tax, or $0.06 per share), primarily related to preopening expenses and write-downs and other charges. Pre-tax items in the third quarter 2009 and 2008 are listed in a table included in this press release.

Net revenues were $398.2 million for the third quarter 2009, compared to $426.5 million for the same quarter in 2008, a decrease of 6.6%. Total Adjusted EBITDA was $96.6 million for the quarter, a decrease of 4.5% from $101.2 million in the prior year.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, commented on the quarter, “We are encouraged that we were able to produce both increased EBITDA and operating margins in three of our four regions during the quarter. Improved results in our Downtown Las Vegas, Borgata and Midwest and South regions helped offset softness in the Las Vegas Locals market. While visitation levels remained fairly constant, spend per visitor continues to be down significantly year-over-year, as consumers are still being cautious with their spending. I am extremely proud of our management team’s ability to produce strengthened operating results and improved margins in the face of declining revenues.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Year-To-Date Results

We reported net income for the nine months ended September 30, 2009 of $5.3 million, or $0.06 per share. By comparison, we reported a net loss of $2.2 million, or $0.03 loss per share, for the nine months ended September 30, 2008. Our nine-month results in the period ended September 30, 2009 were primarily impacted by noncash, pre-tax impairment charges of $28.4 million related to Dania Jai-Alai, and $13.5 million related to our joint venture with Morgans Hotel Group at Echelon, offset by a $14.4 million gain related to the fire at The Water Club. Nine-month results in the period ended September 30, 2008 reflect a noncash, pre-tax impairment charge of $84.0 million related to Dania Jai-Alai.

Adjusted Earnings for the nine months ended September 30, 2009 were $31.4 million, or $0.36 per share, compared to $70.0 million, or $0.80 per share, for the nine-month period in 2008.

Net revenues were $1.26 billion and $1.36 billion for the nine months ended September 30, 2009 and 2008, respectively. Total Adjusted EBITDA was $311.8 million for the current nine-month period. By comparison, total Adjusted EBITDA for the 2008 period was $348.5 million.

Echelon Update

Development of the Echelon master plan – including the resort, casino and retail project that is owned by Echelon Resorts, a subsidiary of the Company – remains suspended. Based on our current outlook, we do not anticipate that Echelon will resume construction for three to five years.

Smith said, “We continue to believe in the long-term viability of the Las Vegas market. But given the ongoing weak economic conditions, the significant new supply coming online and a difficult capital market environment for projects of this nature, resuming construction in the near term is not an option. We remain committed to having a significant presence on the Las Vegas Strip as part of our long-term growth strategy and we continue to view this site as a major strategic asset. We will use the time this ongoing suspension creates to ensure that the project that is ultimately built is appropriately positioned and competitive in the marketplace.”

As a consequence of the uncertainty surrounding Echelon, we recorded an impairment charge of $13.5 million in the third quarter related to the joint venture at Echelon with Morgans Hotel Group. In addition, Echelon and Shangri-La Hotels and Resorts mutually agreed to terminate Shangri-La’s management and technical services agreements.

Station Casinos Update

Commenting on Boyd Gaming’s previously disclosed proposal to acquire some or all of the assets of Station Casinos, Smith said, “We remain very serious about acquiring Station’s assets when permitted by the bankruptcy court. We believe an acquisition would deliver immediate value to our shareholders, and represents a very attractive and timely solution for Station, its creditors, employees and customers.”

Key Operations Review

Las Vegas Locals

In our Las Vegas Locals segment, third quarter 2009 net revenues were $150.7 million versus $181.8 million for the third quarter 2008. Third quarter 2009 Adjusted EBITDA was $31.4 million, a 31.3% decrease from the $45.7 million in the same quarter 2008. Results in the region continue to be impacted by lower consumer spending and room rate pressures throughout the entire market, as Las Vegas remains one of the hardest-hit metropolitan areas.

Downtown

Our Downtown Las Vegas properties generated net revenues of $54.9 million versus $55.6 million in the third quarter 2008. Adjusted EBITDA for the third quarter was $8.7 million, a 26.1% increase from the $6.9 million reported in the third quarter 2008. Continued strength in our Hawaiian customer segment driven by refinements in our targeted marketing efforts, as well as cost-control measures, contributed to gains in this region.

Midwest and South

In our Midwest and South region, we recorded $192.6 million in net revenues for the third quarter 2009, compared to $189.1 million for the same period in 2008. Adjusted EBITDA for the current period was $41.5 million, an increase of 6.2% from the $39.1 million reported in the third quarter of 2008. Regional results were boosted by a strong performance at our recently expanded Blue Chip property, as well as continued growth at Delta Downs.

Borgata

Net revenues for Borgata were $222.6 million for the third quarter 2009, compared to $239.9 million recorded in the same quarter in 2008. Operating income for the third quarter 2009 increased to $77.0 million, versus $39.5 million for the third quarter 2008, in part due to a $28.7 million gain on an insurance settlement related to the fire at The Water Club. Adjusted EBITDA increased to $67.6 million, up from $59.8 million for the third quarter 2008. Borgata continued to expand its leading market share during the third quarter, while improved efficiencies and cost-containment initiatives helped the property grow both operating income and Adjusted EBITDA.

Key Financial Statistics

The following is additional information as of and for the three months ended September 30, 2009:

•	Debt balance: $2.65 billion

•	Cash: $89.1 million

•	Maintenance capital expenditures: $11.3 million

•	Echelon expansion capital expenditures: $4.7 million

•	Debt balance at Borgata: $595.1 million

Conference Call Information

We will host our third quarter 2009 conference call today, October 27, at 12:00 p.m. Eastern. The conference call number is 888.680.0860 and the passcode is 28870548. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95703&eventID=2478840

Following the call’s completion, a replay will be available by dialing 888.286.8010 today, October 27, beginning two hours after the completion of the call and continuing through Tuesday, November 3. The passcode for the replay will be 19326935. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Revenues
Gaming	$332,054	$351,788	$1,051,714	$1,125,812
Food and beverage	55,695	59,767	173,424	191,577
Room	30,062	33,065	93,251	107,936
Other	24,722	28,021	76,143	89,077

Gross revenues	442,533	472,641	1,394,532	1,514,402
Less promotional allowances	44,290	46,186	138,494	156,065

Net revenues	398,243	426,455	1,256,038	1,358,337

Costs and expenses
Gaming	161,690	169,045	502,029	518,427
Food and beverage	31,026	35,152	94,524	111,008
Room	10,186	10,991	30,212	33,594
Other	19,863	22,426	58,730	69,001
Selling, general and administrative	70,901	73,395	217,492	227,351
Maintenance and utilities	24,752	25,819	70,111	72,731
Depreciation and amortization	40,579	41,573	125,324	127,318
Corporate expense	11,356	12,540	35,077	42,323
Preopening expenses	4,880	5,978	14,773	16,764
Write-downs and other charges, net	14,287	3,215	41,415	94,702

Total costs and expenses	389,520	400,134	1,189,687	1,313,219

Operating income from Borgata	38,189	19,429	63,921	48,441

Operating income	46,912	45,750	130,272	93,559

Other expense (income)
Interest income	(1)	(1,056)	(5)	(1,069)
Interest expense, net of amounts capitalized	32,300	27,400	113,806	84,823
Increase in value of derivative instruments	-	-	-	(425)
Gain on early retirements of debt	(3,604)	(616)	(12,061)	(2,429)
Other non-operating expenses	30	-	30	-
Other non-operating expenses from Borgata, net	7,204	5,154	16,230	12,889

Total other expense, net	35,929	30,882	118,000	93,789

Income (loss) before income taxes	10,983	14,868	12,272	(230)
Provision for income taxes	(4,668)	(6,170)	(7,007)	(2,001)

Net income (loss)	$6,315	$8,698	$5,265	$(2,231)

Basic net income (loss) per common share	$0.07	$0.10	$0.06	$(0.03)

Weighted average basic shares outstanding	86,264	87,872	86,481	87,845

Diluted net income (loss) per common share	$0.07	$0.10	$0.06	$(0.03)

Weighted average diluted shares outstanding	86,436	87,923	86,550	87,845

Dividends declared per common share	$-	$-	$-	$0.30

The following table reconciles the net income (loss) based upon United States generally accepted accounting principles to adjusted earnings and adjusted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Net income (loss)	$6,315	$8,698	$5,265	$(2,231)
Adjustments:
Preopening expenses	4,880	5,978	14,773	16,764
Our share of Borgata’s preopening expenses	-	417	349	2,926
Our share of Borgata’s other items and write-downs, net	(14,339)	(3)	(14,308)	76
Write-downs and other charges, net	14,287	3,215	41,415	94,702
Increase in value of derivative instruments	-	-	-	(425)
Gain on early retirements of debt	(3,604)	(616)	(12,061)	(2,429)
Other non-operating expenses	30	-	30	-
Prior period interest expense related to the finalization of our purchase price for Dania Jai-Alai	-	-	8,883	-
Income tax effect for above adjustments	424	(3,731)	(12,922)	(39,365)

Adjusted earnings	$7,993	$13,958	$31,424	$70,018

Adjusted earnings per diluted share (Adjusted EPS)	$0.09	$0.16	$0.36	$0.80

Weighted average diluted shares outstanding	86,436	87,923	86,550	87,845

The following table illustrates the impact of the above adjustments on earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Diluted net income (loss) per common share	$0.07	$0.10	$0.06	$(0.03)
Adjustments:
Preopening expenses	0.06	0.07	0.17	0.19
Our share of Borgata’s preopening expenses	-	0.00	0.00	0.04
Our share of Borgata’s other items and write-downs, net	(0.17)	(0.00)	(0.16)	0.00
Write-downs and other charges, net	0.17	0.04	0.48	1.08
Increase in value of derivative instruments	-	-	-	(0.00)
Gain on early retirements of debt	(0.04)	(0.01)	(0.14)	(0.03)
Other non-operating expenses	0.00	-	0.00	-
Prior period interest expense related to the finalization of our purchase price for Dania Jai-Alai	-	-	0.10	-
Income tax effect for above adjustments	0.00	(0.04)	(0.15)	(0.45)

Adjusted earnings per diluted share (Adjusted EPS)	$0.09	$0.16	$0.36	$0.80

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to net income (loss) for the three and nine months ended September 30, 2009 and 2008. Note that in the Company’s periodic reports filed with the Securities and Exchange Commission, the results from Dania Jai-Alai and corporate expense are classified as part of total other operating costs and expenses and are not included in Reportable Segment Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Net Revenues
Las Vegas Locals	$150,749	$181,793	$486,975	$586,183
Downtown Las Vegas (a)	54,857	55,578	171,100	179,477
Midwest and South	192,637	189,084	597,963	592,677

Net Revenues	$398,243	$426,455	$1,256,038	$1,358,337

Adjusted EBITDA
Las Vegas Locals	$31,363	$45,681	$120,600	$174,763
Downtown Las Vegas	8,701	6,900	33,855	27,393
Midwest and South	41,537	39,103	133,811	130,039

Wholly-owned property Adjusted EBITDA	81,601	91,684	288,266	332,195
Corporate expense (c)	(9,157)	(10,672)	(27,353)	(36,103)

Wholly-owned Adjusted EBITDA	72,444	81,012	260,913	296,092
Our share of Borgata’s operating income before net amortization, preopening and other items (d)	24,174	20,167	50,935	52,416

Adjusted EBITDA (e)	96,618	101,179	311,848	348,508

Other operating costs and expenses
Deferred rent	1,089	1,115	3,266	3,345
Depreciation and amortization (f)	40,903	41,897	126,297	128,291
Preopening expenses	4,880	5,978	14,773	16,764
Our share of Borgata’s preopening expenses	-	417	349	2,926
Our share of Borgata’s other items and write-downs, net	(14,339)	(3)	(14,308)	76
Share-based compensation expense	2,886	2,810	9,784	8,845
Write-downs and other charges, net	14,287	3,215	41,415	94,702

Total other operating costs and expenses	49,706	55,429	181,576	254,949

Operating income	46,912	45,750	130,272	93,559

Other non-operating items
Interest expense, net (b)	32,299	26,344	113,801	83,754
Increase in value of derivative instruments	-	-	-	(425)
Gain on early retirements of debt	(3,604)	(616)	(12,061)	(2,429)
Other non-operating expenses	30	-	30	-
Our share of Borgata’s other non-operating expenses, net	7,204	5,154	16,230	12,889

Total other non-operating costs and expenses	35,929	30,882	118,000	93,789

Income (loss) before income taxes	10,983	14,868	12,272	(230)
Provision for income taxes	(4,668)	(6,170)	(7,007)	(2,001)

Net income (loss)	$6,315	$8,698	$5,265	$(2,231)

(a)	Includes revenues related to Vacations Hawaii and other travel agency related entities of $7.8 million and $24.1 million for the three and nine months ended September 30, 2009, respectively, and $9.9 million and $32.3 million for the three and six months ended September 30, 2008, respectively.

(b)	Net of interest income and amounts capitalized. Interest expense for the nine months ended September 30, 2009 includes $8.9 million of prior period interest expense (from the March 1, 2007 date of acquisition to December 31, 2008) related to the January 2009 amendment to the purchase agreement resulting in the finalization of our purchase price for Dania Jai-Alai.

(c)	The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Corporate expense as reported on our condensed consolidated statements of operations	$11,356	$12,540	$35,077	$42,323
Corporate share-based compensation expense	(2,199)	(1,868)	(7,724)	(6,220)

Corporate expense as reported on the accompanying table	$9,157	$10,672	$27,353	$36,103

(d)	The following table reconciles the presentation of our share of Borgata’s operating income on our condensed consolidated statements of operations to the presentation of our share of Borgata’s results on the accompanying table.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Operating income from Borgata as reported on our condensed consolidated statements of operations	$38,189	$19,429	$63,921	$48,441
Add back:
Net amortization expense related to our investment in Borgata	324	324	973	973
Our share of Borgata’s preopening expenses	-	417	349	2,926
Our share of Borgata’s other items and write-downs, net	(14,339)	(3)	(14,308)	76

Our share of Borgata’s operating income before net amortization, preopening and other items as reported on the accompanying table	$24,174	$20,167	$50,935	$52,416

(e)	The following table reconciles Adjusted EBITDA to EBITDA and net income (loss).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Adjusted EBITDA	$96,618	$101,179	$311,848	$348,508
Deferred rent	1,089	1,115	3,266	3,345
Preopening expenses	4,880	5,978	14,773	16,764
Our share of Borgata’s preopening expenses	-	417	349	2,926
Our share of Borgata’s other items and write-downs, net	(14,339)	(3)	(14,308)	76
Share-based compensation expense	2,886	2,810	9,784	8,845
Write-downs and other charges, net	14,287	3,215	41,415	94,702
Increase in value of derivative instruments	-	-	-	(425)
Gain on early retirements of debt	(3,604)	(616)	(12,061)	(2,429)
Other non-operating expenses	30	-	30	-
Our share of Borgata’s other non-operating expenses, net	7,204	5,154	16,230	12,889

EBITDA	84,185	83,109	252,370	211,815

Depreciation and amortization	40,903	41,897	126,297	128,291
Interest expense, net	32,299	26,344	113,801	83,754
Provision for income taxes	4,668	6,170	7,007	2,001

Net income (loss)	$6,315	$8,698	$5,265	$(2,231)

(f)	The following table reconciles the presentation of depreciation and amortization on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Depreciation and amortization as reported on our condensed consolidated statements of operations	$40,579	$41,573	$125,324	$127,318
Net amortization expense related to our investment in Borgata	324	324	973	973

Depreciation and amortization as reported on the accompanying table	$40,903	$41,897	$126,297	$128,291

The following table reports Borgata’s financial results.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Gaming revenue	$195,355	$207,352	$538,041	$564,510
Non-gaming revenue	89,411	95,043	230,665	237,435

Gross revenues	284,766	302,395	768,706	801,945
Less promotional allowances	62,169	62,474	166,706	154,939

Net revenues	222,597	239,921	602,000	647,006

Expenses	155,038	180,139	440,789	486,588
Depreciation and amortization	19,208	19,445	59,339	55,585
Preopening expenses	-	835	699	5,852
Other items and write-downs, net	(28,677)	(4)	(28,616)	153

Operating income	77,028	39,506	129,789	98,828

Interest expense, net	(6,423)	(8,691)	(21,881)	(20,878)
Provision for state income taxes	(7,986)	(1,616)	(10,579)	(4,900)

Total non-operating expenses	(14,409)	(10,307)	(32,460)	(25,778)

Net income	$62,619	$29,199	$97,329	$73,050

The following table reconciles our share of Borgata’s financial results to the amounts reported on our condensed consolidated statements of operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Our share of Borgata’s operating income	$38,513	$19,753	$64,894	$49,414
Net amortization expense related to our investment in Borgata	(324)	(324)	(973)	(973)

Operating income from Borgata, as reported on our condensed consolidated financial statements	$38,189	$19,429	$63,921	$48,441

Other non-operating expenses from Borgata, as reported on our condensed consolidated financial statements	$7,204	$5,154	$16,230	$12,889

The following table reconciles operating income to Adjusted EBITDA for Borgata.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Operating income	$77,028	$39,506	$129,789	$98,828
Depreciation and amortization	19,208	19,445	59,339	55,585
Preopening expenses	-	835	699	5,852
Other items and write-downs, net	(28,677)	(4)	(28,616)	153

Adjusted EBITDA	$67,559	$59,782	$161,211	$160,418

The following table reconciles Adjusted EBITDA to EBITDA and net income for Borgata.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Adjusted EBITDA	$67,559	$59,782	$161,211	$160,418
Preopening expenses	-	835	699	5,852
Other items and write-downs, net	(28,677)	(4)	(28,616)	153

EBITDA	96,236	58,951	189,128	154,413

Depreciation and amortization	19,208	19,445	59,339	55,585
Interest expense, net	6,423	8,691	21,881	20,878
Provision for state income taxes	7,986	1,616	10,579	4,900

Net income	$62,619	$29,199	$97,329	$73,050

Footnotes and Safe Harbor Statements

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.

Note that while the Company will continue to include the results of Dania Jai-Alai and corporate expense in Adjusted EBITDA for purposes of its earnings releases, in filings of the Company’s periodic reports with the Securities and Exchange Commission, the results of Dania Jai-Alai and corporate expense are not included in the Company’s Reportable Segment Adjusted EBITDA. Effective April 1, 2008, the Company reclassified the reporting of its Midwest and South segment to exclude the results of Dania Jai-Alai, since it does not share similar economic characteristics with our other Midwest and South operations. In the Company’s periodic reports, Dania Jai-Alai’s results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company’s periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, change in value of derivative instruments, gain/loss on early retirements of debt, and our share of Borgata’s non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes the results of Dania Jai-Alai and corporate expense. A reconciliation of Adjusted EBITDA to EBITDA and net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, change in value of derivative instruments, write-downs and other charges, net, gain/loss on early retirements of debt, prior period interest expense related to the finalization of our purchase price for Dania Jai-Alai, and our share of Borgata’s preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding the future, including, but not limited to, statements regarding status of the Company’s Echelon development project, including when construction might recommence, the viability of the Las Vegas market, current economic conditions, the commitment to a significant presence in certain markets, the potential for an acquisition of any Station Casinos assets, and future outlook. Forward- looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances when or if the economy will improve, the timing for resuming construction on Echelon, if at all, the future plans for Echelon and the site for Echelon and whether the Company will be able to remain well positioned to manage through the current economic cycle. Further risks include the timing or effects of the Company’s delay of construction at Echelon and when, or if, construction will be recommenced, the effect that such delay will have on the Company’s business, operations or financial condition, the effect that such delay will have on the Company’s joint venture participants, and whether such participants (or other Echelon project participants) will terminate their agreements or arrangements with the Company, or whether any such participants will require any additional fees or terms that may be unfavorable to the Company, and whether the Company will be able to reach agreement on any modified terms with its joint venture participants. Additional factors that could cause actual results to differ materially are the following: competition, litigation, financial community and rating agency perceptions of the Company, changes in laws and regulations, including increased taxes, the availability and price of energy, weather, regulation, economic, credit and capital market conditions (and the ability of the Company’s joint venture participants to secure favorable financing, if at all) and the effects of war, terrorist or similar activity. In addition, the Company’s development projects are subject to the many risks inherent in the construction of a new enterprise, including poor performance or non-performance by any of the joint venture partners or other third parties on whom the Company is relying, unanticipated design, construction, regulatory, environmental and operating problems and lack of demand for the Company’s projects, as well as unanticipated delays and cost increases, shortages of materials, shortages of skilled labor or work stoppages, unforeseen construction scheduling, engineering, environmental, permitting, construction or geological problems, weather interference, floods, fires or other casualty losses. In addition, the Company’s anticipated costs and construction periods for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by the Company in consultation with its architects and contractors. Many of these costs are estimated at inception of the project and can change over time as the project is built to completion. The cost of any project may vary significantly from initial budget expectations, and the Company may have a limited amount of capital resources to fund cost overruns. If the Company cannot finance cost overruns on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The Company cannot assure that any project will be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to the Company. Significant delays, cost overruns, or failures of the Company’s projects to achieve market acceptance could have a material adverse effect on the Company’s business, financial condition and results of operations. Furthermore, the Company’s projects may not help it compete with new or increased competition in its markets. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC, and in the Company’s other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 16 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com .

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